Exhibit 99.1

Media Contact:	Steve Schrier, 331-332-2264
Investor Contact:	Heather Kos, 331-332-2406
Web site:	www.Navistar.com/newsroom

NAVISTAR REPORTS THIRD QUARTER RESULTS

•	Reports third quarter net loss of $247 million

•	Ends quarter with $1.09 billion in manufacturing cash

•	Sees Class 8 order share jump to more than 20% in the quarter

•	Expects Cummins ISB engine to drive medium-duty truck and bus recovery in 2014

•	Initiates new cost reduction actions projected to generate $50-$60 million in savings

LISLE, Ill. (September 4, 2013) – Navistar International Corporation (NYSE: NAV) today announced a third quarter 2013 net loss of $247 million, or $3.06 per diluted share, compared to third quarter 2012 net income of $84 million, or $1.22 per diluted share. Excluding discontinued operations, Navistar recorded a third quarter 2013 loss from continuing operations of $237 million, or $2.94 per diluted share, compared to third quarter 2012 income from continuing operations of $80 million, or $1.16 per diluted share. Third quarter 2012 results included an income tax benefit of $188 million that primarily resulted from a change in the company’s estimated annual effective tax rate.

The year-over-year decline was primarily driven by lower volumes in its core North America truck business due to the impact of the company’s transition to SCR-based products and weaker industry conditions. This was partially offset by a $36 million reduction in engineering and product development costs and $14 million in lower selling, general and administrative (SG&A) expenses.

Total revenue in the quarter was $2.9 billion, down 12 percent from the third quarter of 2012. The decline reflects lower net sales across all classes of its core truck business, due to the impact of the company’s SCR emissions transition for both heavy- and medium-duty vehicles and a nine percent drop in overall industry demand in North America during the quarter. This was partially offset by stronger year-over-year volumes in the South America engine business.

Navistar finished the third quarter 2013 with $1.09 billion in manufacturing cash and marketable securities, delivering at the high end of its cash guidance range of $1.0 billion to $1.1 billion, as a result of strong cash management and working capital performance.

“We were pleased with our strong cash performance in the quarter. We also continued to make solid progress on key elements of our Drive to Deliver turnaround plan, especially the on-time launches of our new Class 8 product offerings, which drove Navistar’s order share up to more than 20 percent in the quarter, compared to 12 percent in the second quarter. We’re encouraged by the growing customer acceptance of our new products,” said Troy A. Clarke, Navistar’s president and chief executive officer. “At the same time, we clearly need to accelerate progress with our financial results, and we are already implementing additional cost reduction and business improvement actions to counter our near-term volume challenges. This includes resizing our company to match our current business environment.”

Earlier this month, the company began implementing new cost-reduction initiatives, including an enterprise-wide reduction in force, which will impact a combined 500 salaried employees and long-term contractor positions globally. The company expects to complete nearly all of these job reductions by the end of its 2013 fiscal year, and projects these and related activities will generate an additional $50 to $60 million in annual savings starting in its fiscal year 2014.

“These actions are always difficult, but we are committed to making tough choices to return Navistar to profitability,” Clarke added.

The company is also dedicated to moving forward quickly on the next critical product strategy phase in its turnaround—offering selective catalytic reduction (SCR) emissions aftertreatment on its medium-duty vehicles. Just yesterday, Navistar announced plans to expand its medium-duty engine offerings to include the Cummins ISB 6.7-liter engine for International® DuraStar® and IC Bus™ CE Series vehicles. The company’s first saleable units will be built this month and Navistar has set an okay-to-ship date for trucks in late December.

“Adding the Cummins ISB allows us to get medium-duty SCR offerings into the market faster while providing customers with a market-proven engine,” said Jack Allen, Navistar’s executive vice president and chief operating officer. “We expect it will open the door to new customers, while strengthening demand with existing ones. In fact, a number of customers had already approached us about adding this choice. As a result, we’re convinced the ISB will put us on a positive path to recapture medium-duty truck and school bus sales and market share.”

As for fourth quarter guidance, the company projects it will finish the year with manufacturing cash and marketable securities in the range of $1.0 billion to $1.1 billion.

Summary of Financial Results:

	Third Quarter		First Nine Months
(in millions, except per share data)	2013	2012	2013	2012
Sales and revenues, net	$2,861	$3,246	$8,024	$9,516
Segment Results:
Truck	$(58)	$(26)	$(225)	$(98)
Engine	(86)	(47)	(251)	(275)
Parts	76	73	253	164
Financial Services	23	22	64	75

Loss from continuing operations before income taxes	$(211)	$(96)	$(617)	$(554)
Income (loss) from continuing operations, net of tax(A)	(237)	80	(704)	(202)
Net loss(A)	(247)	84	(744)	(241)

Diluted loss per share from continuing operations(A)	$(2.94)	$1.16	$(8.76)	$(2.92)
Diluted loss per share(A)	(3.06)	1.22	(9.25)	(3.49)

(A)	Amounts attributable to Navistar International Corporation.

SEGMENT REPORTING

Truck – For the third quarter 2013, the truck segment reported a loss of $58 million, compared with a $26 million loss for the same period one year ago, on lower net sales of $1.92 billion, a 15 percent decrease year-over-year. The segment’s loss was primarily driven by a decline in traditional truck volumes due to lower industry conditions and the impact of the company’s emissions transition, as well as lower military volumes and service revenue. The loss was partially offset by lower engineering and product development costs and lower SG&A expenses.

Engine – For the third quarter 2013, the engine segment reported a loss of $86 million, compared to a $47 million loss in third quarter 2012. Net sales were 14 percent lower year-over-year at $723 million. The loss was driven by lower volumes in the United States and higher adjustments to pre-existing warranties and partially offset by reduced engineering and product development costs.

Parts – For the third quarter 2013, the parts segment reported a profit of $76 million, a four percent improvement versus third quarter 2012, despite a nine percent decline ($51 million) in net sales year-over-year. Lower SG&A expenses more than offset the impact of lower military parts sales.

Financial Services – For the third quarter 2013, the financial services segment profit was $23 million, up slightly versus third quarter 2012, despite net revenues being down five percent year-over-year, as a result of the ongoing transition of retail loans to GE Capital. Overhead cost reductions more than offset the lower net interest margin amount.

About Navistar

Navistar International Corporation (NYSE: NAV) is a holding company whose subsidiaries and affiliates produce International® brand commercial and military trucks, MaxxForce® brand diesel engines, and IC Bus™ brand school and commercial buses. The company also provides truck and diesel engine service parts. Another affiliate offers financing services. Additional information is available at www.Navistar.com.

Forward-Looking Statement

Information provided and statements contained in this report that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this report and the company assumes no obligation to update the information included in this report. Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” or similar expressions. These statements are not guarantees of performance or results and they involve risks, uncertainties, and assumptions. For a further description of these factors, see the risk factors set forth in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the fiscal year ended October 31, 2012. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

Navistar International Corporation and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended July 31,		Nine Months Ended July 31,
(in millions, except per share data)	2013	2012	2013	2012
Sales and revenues
Sales of manufactured products, net	$2,820	$3,204	$7,905	$9,387
Finance revenues	41	42	119	129

Sales and revenues, net	2,861	3,246	8,024	9,516

Costs and expenses
Costs of products sold	2,547	2,800	7,196	8,350
Restructuring charges	6	4	14	23
Asset impairment charges	17	—	17	10
Selling, general and administrative expenses	308	322	905	1,049
Engineering and product development costs	99	135	310	402
Interest expense	76	59	240	182
Other expense (income), net	22	12	(35)	33

Total costs and expenses	3,075	3,332	8,647	10,049
Equity in income (loss) of non-consolidated affiliates	3	(10)	6	(21)

Loss from continuing operations before income taxes	(211)	(96)	(617)	(554)
Income tax benefit (expense)	(16)	188	(53)	387

Income (loss) from continuing operations	(227)	92	(670)	(167)
Income (loss) from discontinued operations, net of tax	(10)	4	(40)	(39)

Net income (loss)	(237)	96	(710)	(206)
Less: Net income attributable to non-controlling interests	10	12	34	35

Net income (loss) attributable to Navistar International Corporation	$(247)	$84	$(744)	$(241)

Amounts attributable to Navistar International Corporation common shareholders:
Income (loss) from continuing operations, net of tax	$(237)	$80	$(704)	$(202)
Income (loss) from discontinued operations, net of tax	(10)	4	(40)	(39)

Net income (loss)	$(247)	$84	$(744)	$(241)

Earnings (loss) per share:
Basic:
Continuing operations	$(2.94)	$1.16	$(8.76)	$(2.92)
Discontinued operations	(0.12)	0.06	(0.49)	(0.57)

	$(3.06)	$1.22	$(9.25)	$(3.49)

Diluted:
Continuing operations	$(2.94)	$1.16	$(8.76)	$(2.92)
Discontinued operations	(0.12)	0.06	(0.49)	(0.57)

	$(3.06)	$1.22	$(9.25)	$(3.49)

Weighted average shares outstanding:
Basic	80.6	68.7	80.4	69.1
Diluted	80.6	68.9	80.4	69.1

Navistar International Corporation and Subsidiaries

Consolidated Balance Sheets

(in millions, except per share data)	July 31, 2013	October 31, 2012
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$425	$1,087
Restricted cash and cash equivalents	78	—
Marketable securities	708	466
Trade and other receivables, net	777	749
Finance receivables, net	1,590	1,663
Inventories	1,336	1,537
Deferred taxes, net	77	74
Other current assets	273	261

Total current assets	5,264	5,837
Restricted cash	92	161
Trade and other receivables, net	30	94
Finance receivables, net	381	486
Investments in non-consolidated affiliates	80	62
Property and equipment (net of accumulated depreciation and amortization of $2,393 and $2,228)	1,714	1,660
Goodwill	255	280
Intangible assets (net of accumulated amortization of $91 and $78)	143	171
Deferred taxes, net	172	189
Other noncurrent assets	110	162

Total assets	$8,241	$9,102

LIABILITIES and STOCKHOLDERS’ DEFICIT
Liabilities
Current liabilities
Notes payable and current maturities of long-term debt	$820	$1,205
Accounts payable	1,546	1,686
Other current liabilities	1,569	1,462

Total current liabilities	3,935	4,353
Long-term debt	3,904	3,566
Postretirement benefits liabilities	3,285	3,405
Deferred taxes, net	38	42
Other noncurrent liabilities	1,012	996

Total liabilities	12,174	12,362
Redeemable equity securities	4	5
Stockholders’ deficit
Series D convertible junior preference stock	3	3
Common stock (86.8 and 86.0 shares issued, respectively; and $0.10 par value per share and 220 shares authorized, at both dates)	9	9
Additional paid in capital	2,459	2,440
Accumulated deficit	(3,909)	(3,165)
Accumulated other comprehensive loss	(2,279)	(2,325)
Common stock held in treasury, at cost (6.4 and 6.8 shares, respectively)	(255)	(272)

Total stockholders’ deficit attributable to Navistar International Corporation	(3,972)	(3,310)
Stockholders’ equity attributable to non-controlling interests	35	45

Total stockholders’ deficit	(3,937)	(3,265)

Total liabilities and stockholders’ deficit	$8,241	$9,102

Navistar International Corporation and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Nine Months Ended July 31,
(in millions)	2013	2012
Cash flows from operating activities
Net loss	$(710)	$(206)
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation and amortization	225	209
Depreciation of equipment leased to others	105	37
Deferred taxes, including change in valuation allowance	19	(405)
Impairment of property and equipment and intangible assets	25	38
Gain on sales of investments and businesses, net	(13)	—
Amortization of debt issuance costs and discount	43	31
Stock-based compensation	19	16
Provision for doubtful accounts, net of recoveries	16	—
Equity in loss of non-consolidated affiliates, net of dividends	5	27
Write-off of debt issuance cost and discount	6	8
Other non-cash operating activities	(60)	5
Changes in other assets and liabilities, exclusive of the effects of businesses acquired and disposed	354	586

Net cash provided by operating activities	34	346

Cash flows from investing activities
Purchases of marketable securities	(1,070)	(672)
Sales or maturities of marketable securities	828	1,230
Net change in restricted cash and cash equivalents	(9)	48
Capital expenditures	(136)	(250)
Purchases of equipment leased to others	(351)	(49)
Proceeds from sales of property and equipment	22	12
Investments in non-consolidated affiliates	(25)	(18)
Business acquisitions, net of cash received	—	(12)
Proceeds from sales of affiliates	50	1
Acquisition of intangibles	—	(14)

Net cash provided by (used in) investing activities	(691)	276

Cash flows from financing activities
Proceeds from issuance of securitized debt	279	1,155
Principal payments on securitized debt	(501)	(1,532)
Proceeds from issuance of non-securitized debt	390	717
Principal payments on non-securitized debt	(438)	(582)
Net increase (decrease) in notes and debt outstanding under revolving credit facilities	87	(195)
Principal payments under financing arrangements and capital lease obligations	(55)	(30)
Debt issuance costs	(16)	(20)
Proceeds from financed lease obligations	276	—
Issuance of common stock	14	—
Purchase of treasury stock	—	(75)
Proceeds from exercise of stock options	9	2
Dividends paid by subsidiaries to non-controlling interest	(35)	(44)
Other financing activities	4	(3)

Net cash provided by (used in) financing activities	14	(607)

Effect of exchange rate changes on cash and cash equivalents	(19)	(7)

Increase (decrease) in cash and cash equivalents	(662)	8
Cash and cash equivalents at beginning of the period	1,087	539

Cash and cash equivalents at end of the period	$425	$547

Navistar International Corporation and Subsidiaries

Segment Reporting

(Unaudited)

We define segment profit (loss) as net income (loss) from continuing operations attributable to Navistar International Corporation excluding income tax benefit (expense). Operating results for interim reporting periods are not necessarily indicative of annual operating results.

Beginning in the first quarter of 2013, the Company began reporting the operating results of WCC and certain operating results of Monaco as discontinued operations in the Company’s consolidated statements of operations. The 2012 selected financial information has been restated to reflect this change.

The following tables present selected financial information for our reporting segments:

(in millions)	Truck	Engine	Parts	Financial Services(A)	Corporate and Eliminations	Total
Three Months Ended July 31, 2013
External sales and revenues, net	$1,909	$439	$472	$41	$—	$2,861
Intersegment sales and revenues	15	284	19	20	(338)	—

Total sales and revenues, net	$1,924	$723	$491	$61	$(338)	$2,861

Income (loss) from continuing operations attributable to NIC, net of tax	$(58)	$(86)	$76	$23	$(192)	$(237)
Income tax expense	—	—	—	—	(16)	(16)

Segment profit (loss)	$(58)	$(86)	$76	$23	$(176)	$(221)

Depreciation and amortization(B)	$40	$30	$3	$10	$5	$88
Interest expense	—	—	—	17	59	76
Equity in income of non-consolidated affiliates	—	3	—	—	—	3
Capital expenditures(B)(C)	16	8	1	—	4	29

(in millions)	Truck	Engine	Parts	Financial Services(A)	Corporate and Eliminations	Total
Three Months Ended July 31, 2012
External sales and revenues, net	$2,250	$441	$513	$42	$—	$3,246
Intersegment sales and revenues	13	399	29	22	(463)	—

Total sales and revenues, net	$2,263	$840	$542	$64	$(463)	$3,246

Income (loss) from continuing operations attributable to NIC, net of tax	$(26)	$(47)	$73	$22	$58	$80
Income tax benefit	—	—	—	—	188	188

Segment profit (loss)	$(26)	$(47)	$73	$22	$(130)	$(108)

Depreciation and amortization(B)	$41	$28	$2	$9	$6	$86
Interest expense	—	—	—	20	39	59
Equity in income (loss) of non-consolidated affiliates	(12)	1	1	—	—	(10)
Capital expenditures(B)(C)	21	39	6	1	7	74

(in millions)	Truck	Engine	Parts	Financial Services(A)	Corporate and Eliminations	Total
Nine Months Ended July 31, 2013
External sales and revenues, net	$5,080	$1,309	$1,516	$119	$—	$8,024
Intersegment sales and revenues	41	898	57	59	(1,055)	—

Total sales and revenues, net	$5,121	$2,207	$1,573	$178	$(1,055)	$8,024

Income (loss) from continuing operations attributable to NIC, net of tax	$(225)	$(251)	$253	$64	$(545)	$(704)
Income tax expense	—	—	—	—	(53)	(53)

Segment profit (loss)	$(225)	$(251)	$253	$64	$(492)	$(651)

Depreciation and amortization(B)	$174	$102	$8	$29	$17	$330
Interest expense	—	—	—	52	188	240
Equity in income of non-consolidated affiliates	—	2	4	—	—	6
Capital expenditures(B)(C)	47	77	2	1	9	136

(in millions)	Truck	Engine	Parts	Financial Services(A)	Corporate and Eliminations	Total
Nine Months Ended July 31, 2012
External sales and revenues, net	$6,677	$1,301	$1,409	$129	$—	$9,516
Intersegment sales and revenues	26	1,292	98	70	(1,486)	—

Total sales and revenues, net	$6,703	$2,593	$1,507	$199	$(1,486)	$9,516

Income (loss) from continuing operations attributable to NIC, net of tax	$(98)	$(275)	$164	$75	$(68)	$(202)
Income tax benefit	—	—	—	—	387	387

Segment profit (loss)	$(98)	$(275)	$164	$75	$(455)	$(589)

Depreciation and amortization(B)	$111	$87	$8	$25	$15	$246
Interest expense	—	—	—	67	115	182
Equity in income (loss) of non-consolidated affiliates	(27)	2	4	—	—	(21)
Capital expenditures(B)(C)	53	116	18	2	61	250

(in millions)	Truck(B)	Engine	Parts	Financial Services	Corporate and Eliminations	Total
Segment assets, as of:
July 31, 2013	$2,052	$1,581	$657	$2,444	$1,507	$8,241
October 31, 2012	2,118	1,777	707	2,563	1,937	$9,102

(A)	Total sales and revenues in the Financial Services segment include interest revenues of $47 million and $140 million for the three and nine months ended July 31, 2013, respectively, and $53 million and $168 million for three and nine months ended July 31, 2012, respectively.
(B)	The segment assets as of October 31, 2012 includes amounts related to discontinued operations.
(C)	Exclusive of purchases of equipment leased to others.

SEC Regulation G Non-GAAP Reconciliation

The financial measures presented below are unaudited and not in accordance with, or an alternative for, financial measures presented in accordance with U.S. generally accepted accounting principles (“GAAP”). The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

Manufacturing cash, cash equivalents, and marketable securities represents the Company’s consolidated cash, cash equivalents, and marketable securities excluding cash, cash equivalents, and marketable securities of our financial services operations. We include marketable securities with our cash and cash equivalents when assessing our liquidity position as our investments are highly liquid in nature.

Manufacturing revenue represents the Sales of manufactured products, net, from the Company’s consolidated statements of operations.

Manufacturing segment cash and cash equivalents and marketable securities reconciliation:

	As of July 31, 2013
(in millions)	Manufacturing Operations	Financial Services Operations	Consolidated Balance Sheet
Assets
Cash and cash equivalents	$413	$12	$425
Marketable securities	674	34	708

Total Cash and cash equivalents and Marketable securities	$1,087	$46	$1,133